UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 23, 2012

MGIC Investment Corporation
(Exact Name of Registrant as Specified in Its Charter)

Wisconsin
(State or Other Jurisdiction of Incorporation)

1-10816	39-1486475
(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202
(Address of Principal Executive Offices)	(Zip Code)

(414) 347-6480
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The Company issued a press release on January 24, 2012, announcing its results of operations for the year ended December 31, 2011 and certain other information.  The press release is furnished as Exhibit 99.1.

Item 8.01.	Other Events.

Introduction

In October 2011, MGIC Investment Corporation (“Investment”) outlined its plan to seek to continue the strategy it had previously implemented to enable it to write new business on a nationwide basis in the event the capital of its principal insurance subsidiary, Mortgage Guaranty Insurance Corporation (“MGIC”), did not meet regulatory requirements.  In connection with this plan, in December 2011, Investment contributed $200 million to increase the statutory capital of MGIC.

There are 16 jurisdictions (including Wisconsin) that have specific capital requirements applicable to mortgage insurers, while the remaining jurisdictions in which MGIC does business do not have such requirements. Under the strategy, which has been in place for about two years, MGIC’s subsidiary, MGIC Indemnity Corporation (“MIC”), would write new business in those jurisdictions in which MGIC’s capital did not meet regulatory requirements (a “Capital Deficiency”) after giving effect to any waivers of such requirements and MGIC would continue to write new business in the remaining jurisdictions.

The strategy includes a waiver from the Office of the Commissioner of Insurance for the State of Wisconsin (“OCI”) of specific capital requirements for MGIC. A waiver that was included in an OCI Order issued in 2009 (the “Prior Order”) expired on December 31, 2011, and on January 23, 2012, the OCI issued an Order that includes a new waiver through December 31, 2013 (the “New Order,” described below) and requires a $200 million capital contribution from MGIC to MIC by January 31, 2012.

The strategy also includes separate approvals by Fannie Mae and Freddie Mac of MIC as an eligible insurer for each GSE in specified jurisdictions if MGIC has a Capital Deficiency after giving effect to any waiver. On January 23, 2012, Fannie Mae agreed to extend through December 31, 2013 (the “Fannie Mae Extension,” described below), the approval it had given in late 2009 (which did not permit any further contribution to MIC beyond the initial $200 million that was contributed in 2009) and to allow the additional $200 million contribution from MGIC to MIC that is provided for in the New Order. Freddie Mac’s approval, given in early 2010 and scheduled to expire December 31, 2012, also precluded any contribution to MIC beyond the initial $200 million. On January 23, 2012, Freddie Mac modified its approval, among other things, to allow the additional $200 million contribution from MGIC to MIC (the “Freddie Mac Approval,” described below).

Giving effect to the $200 million contribution that Investment made to increase the statutory capital of MGIC in December 2011, MGIC did not have a Capital Deficiency at December 31, 2011 and we have not needed to use MIC to write new business in any jurisdiction. (MGIC’s capital will remain unchanged by the proposed contribution of $200 million by MGIC to MIC.) In addition, loans insured by MGIC continue to be eligible to be sold to Fannie Mae and Freddie Mac. However, we expect MGIC to have a Capital Deficiency in the second half of this year.

Waiver Issued by the OCI

On January 23, 2012, the OCI issued the New Order, superseding the Prior Order. The New Order waives, until December 31, 2013, the requirement that MGIC maintain a specific level of minimum regulatory capital to write new business (this portion of the New Order is referred to as the “Capital Provision”).  The Capital Provision provides, as did the Prior Order, that MGIC can write new business as long as it maintains regulatory capital that the OCI determines is reasonably in excess of a level that would constitute a financially hazardous condition.   Under the New Order, MGIC is to contribute $200 million to MIC on or before January 31, 2012.

The New Order requires Investment, beginning January 1, 2012 and continuing through the earlier of December 31, 2013 and the termination of the New Order (the “Covered Period”), to make equity contributions to MGIC as may be necessary so that “Liquid Assets” are at least $1 billion (this portion of the New Order is referred to as the “Keepwell Provision”). “Liquid Assets” are the sum of (i) the aggregate cash and cash equivalents, (ii) fair market value of investments and (iii) assets held in trusts supporting the obligations of captive mortgage reinsurers to MGIC as well as those held by certain other subsidiaries of Investment, excluding MIC and subsidiaries of MIC.  As of December 31, 2011, “Liquid Assets” were approximately $6.4 billion. Although we do not expect that MGIC’s Liquid Assets will fall below $1 billion during the Covered Period, we do expect the amount of Liquid Assets to continue to decline materially after December 31, 2011 and through the end of the Covered Period (and thereafter) as MGIC’s claim payments and other uses of cash continue to exceed cash generated from operations.

The OCI, in its sole discretion, may terminate, extend or modify the New Order, including the Capital Provision at any time.  Any modification or extension of the Keepwell Provision requires the written consent of Investment.  If the OCI modifies or terminates the Capital Provision, depending on the circumstances, MGIC could be prevented from writing new business in all jurisdictions. If MGIC were prevented from writing new business in all jurisdictions, its insurance operations would be in run-off until MGIC either met the minimum regulatory capital requirements or the OCI again allowed it to write new business.

Extension of Fannie Mae Approval of MIC

On January 23, 2012, Investment, MGIC and MIC entered into the Fannie Mae Extension, whereby Fannie Mae agreed to extend, through December 31, 2013, its approval of MIC as an eligible mortgage insurer for loans sold to Fannie Mae. The Fannie Mae Extension includes the following terms and conditions:

1.	Investment and its affiliates shall have contributed $200 million to MGIC within 45 days preceding the date of the Fannie Mae Extension (which has been done).

2.	MGIC shall contribute $200 million to MIC on or before January 31, 2012. Any additional capital contributions to MIC will require Fannie Mae’s approval.

3.	MIC shall remain a wholly-owned, direct subsidiary of MGIC.

4.	OCI’s New Order shall remain in full force and effect. If the Keepwell Provision is amended, Fannie Mae may terminate, in its sole discretion, the Fannie Mae Extension.

5.	MGIC shall request that the OCI not impose a capital requirement for MIC that is more restrictive than the minimum capital requirements applicable to Wisconsin mortgage insurers generally.

6.	MGIC shall seek a waiver from any state that has a capital requirement and that permits a waiver if MGIC anticipates that its capital will be insufficient to meet such state’s capital requirement.

7.
If (a) MGIC does not obtain a waiver necessary to continue to write business in a state, or (b) it receives such a waiver, but the waiver conditions differ substantively from those imposed by the OCI and MGIC deems such different conditions burdensome, then MIC is approved by Fannie Mae to write business in such state until MGIC can again write business there.

8.	The following actions require Fannie Mae’s prior written consent:

a.
any dividends by MGIC or MIC, except consent is not required for dividends (i) to Investment of up to $100 million to pay Investment’s debt obligations outstanding on October 14, 2009 at maturity, or, if purchased at a specified discount, prior to maturity, and (ii) to affiliated reinsurance counterparties as reasonably necessary in the ordinary course of business for the purpose of complying with specified reinsurance requirements;

b.	transfer of any assets or securities owned by MGIC or MIC, except for:

i.	the permitted dividends described in (a);

ii.	transfers in the ordinary course of business of MGIC and MIC; and

iii.	other transfers to non-insurance affiliates that do not exceed a specified amount.

c.	new or modifications to existing reinsurance or capital support agreement with affiliates;

d.	shifting the writing of new mortgage insurance business to another affiliate;

e.	modifying the current expense sharing or tax sharing agreements; and

f.	any risk novation or commutation transaction by MIC.

In addition, except as specifically noted in the Fannie Mae Extension, the Fannie Mae Extension is in addition to, and does not replace Fannie Mae’s other rules and regulations applicable to mortgage insurers.

Modification of Freddie Mac Approval of MIC

On January 23, 2012, MGIC and MIC received the Freddie Mac Approval, whereby Freddie Mac agreed to modify its approval of MIC as an eligible mortgage insurer for loans sold to Freddie Mac. The approval, which expires on December 31, 2012, allows the $200 million contribution from MGIC to MIC that is provided for in the New Order and the Fannie Mae Extension. The Freddie Mac Approval also includes the following terms and conditions:

1.
MIC may write business only in those jurisdictions where MGIC does not meet the minimum capital requirements and does not obtain a waiver or modification of the requirements. Freddie Mac anticipates that MGIC will obtain waivers of the minimum capital requirements of most jurisdictions that have such requirements. Therefore, as of the date of the Freddie Mac Approval, approval of MIC as an eligible mortgage insurer is only given for New York, Kansas, Kentucky, Idaho and Puerto Rico.

2.	OCI’s New Order shall remain in full force and effect and Investment, MGIC and MIC must maintain compliance with all terms and conditions of the New Order.

3.	MGIC shall contribute $200 million to MIC on or before January 31, 2012.

4.	MGIC must take all actions necessary to comply with all conditions imposed by a jurisdiction that are required to obtain and to maintain a waiver of applicable regulatory capital requirements.

5.	MIC must provide MGIC access to the capital of MIC in an amount necessary for MGIC to maintain sufficient liquidity to satisfy its obligations under insurance policies issued by MGIC.

6.	MIC shall remain a wholly-owned, direct subsidiary of MGIC.

7.
MGIC shall seek a waiver, on or before February 29, 2012, from any state that has a capital requirement, other than New York, Kansas, Kentucky, Idaho and Puerto Rico. Freddie Mac’s approval of MIC as an eligible insurer is subject to revocation if substantially all of the waivers in the remaining  jurisdictions where such waivers are required have not been obtained prior to MGIC’s expected breach of the minimum capital requirements. MGIC must continue to pursue diligently and in good faith and take all reasonable actions to (i) obtain a waiver of the minimum capital requirements in each jurisdiction that has a minimum capital requirement and (ii) to maintain such waiver once obtained.

8.
While MIC is writing new business under the Freddie Mac approval, MIC may not exceed a risk-to-capital ratio of 20:1. MGIC may not contribute capital to MIC in excess of the $200 million expected to be contributed in January 2012, unless the additional contribution is specifically approved by Freddie Mac in writing.

9.
Neither MGIC nor MIC may declare, pay or otherwise make any provision for the payment of any dividend, return of capital, capital distribution, or any other such arrangement, without Freddie Mac’s specific written approval.

10.
Expenses paid by MIC to MGIC may not exceed the expenses incurred by MGIC for management and administrative services performed by MGIC for MIC and allocated to MIC in accordance with established statutory accounting standards and procedures for determining an allocation between affiliated entities. The expense ratio of MIC cannot exceed 20% in any calendar year.

11.
MIC must cease issuing commitments of insurance on December 31, 2012. If permitted by a jurisdiction, MGIC must (i) subsume all risk written by and the related premium payable to MIC in any jurisdiction that waives the minimum capital requirement after MIC has begun writing business in the jurisdiction and MGIC must repatriate the capital supporting that risk or (ii) enter into a 100% quota share reinsurance transaction with MIC by the end of the quarter following the quarter in which MGIC again became eligible to write business in the jurisdiction.

12.
If permitted by a jurisdiction, once MGIC has maintained the applicable minimum capital requirements in a jurisdiction for three consecutive quarters, all risk of MIC written in such jurisdiction must be subsumed by and capital supporting that risk repatriated to MGIC by the end of the following quarter, or MGIC must enter into a 100% quota share reinsurance transaction with MIC by the end of the quarter following such third quarter.

13.
No new reinsurance agreements among affiliates may be entered into and no amendments, modifications or changes to existing reinsurance agreements among affiliates will be made by MGIC or MIC prior to the expiration of the approval of MIC as an eligible insurer.

14.	In the event that either MGIC or MIC becomes subject to an adverse action by Freddie Mac, both MGIC and MIC will be subject to the same adverse action, in Freddie Mac’s discretion.

15.	Except as provided in the Freddie Mac Approval or as otherwise approved by Freddie Mac, both MGIC and MIC must comply with Freddie Mac’s Private Mortgage Insurer Eligibility Requirements.

16.	Freddie Mac may modify the terms and conditions of its approval at any time without notice and may withdraw its approval of MIC as an eligible insurer at any time in its sole discretion.

Other

The foregoing descriptions of the New Order, the Fannie Mae Extension and the Freddie Mac Approval are intended only as summaries and each is qualified completely by the text of the actual instruments, which are filed as Exhibits 99.2, 99.3 and 99.4, respectively. Investment does not believe that any of these instruments is a material agreement within the meaning of Item 1.01 of Form 8-K (a “1.01 Agreement”) or an Amendment of a Material Agreement within the meaning of Item 1.02 of Form 8-K (a “1.02 Agreement”). In the event it is determined, however, that any of such instruments is a 1.01 Agreement and/or a 1.02 Agreement, the text of this Item 8.01 describing the particular instrument and Exhibit hereto filing the same  are deemed filed under Item 1.01 and/or 1.02 of this Form 8-K, as applicable.

Safe Harbor Statement:

This Current Report on Form 8-K contains forward looking statements.  Forward looking statements consist of statements which relate to matters other than historical fact, including matters that inherently refer to future events. Among others, statements that include words such as we “believe,” “anticipate” or “expect,” words such as we or another party “will” or words of similar import, are forward looking statements. Actual results may differ materially from the results contemplated by forward looking statements. We are not undertaking any obligation to update any forward looking statements or other statements in this Current Report on Form 8-K even though these statements may be affected by events or circumstances occurring after these statements were made. No investor should rely on such statements being current at any time other than the time at which this Form 8-K was filed with the Securities and Exchange Commission.  Factors that could cause actual results to differ materially include those attached hereto as Exhibit 99.5. Those risk factors should be reviewed in connection with the press release attached hereto as Exhibit 99.1 and our periodic reports to the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibits are being furnished or filed herewith:

(99.1)	Press Release dated January 24, 2012.*

(99.2)	Order of the Office of the Commissioner of Insurance for the State of Wisconsin dated as of January 23, 2012.

(99.3)
Letter Agreement dated as of January 23, 2012, by and between MGIC Investment Corporation, Mortgage Guaranty Insurance Corporation and MGIC Indemnity Corporation and Federal National Mortgage Association (including exhibits thereto and agreements incorporated therein by reference).

(99.4)	Letter dated January 23, 2012, by Federal Home Loan Mortgage Corporation to MGIC Indemnity Corporation and Mortgage Guaranty Insurance Corporation.

(99.5)	Company Risk Factors.

*	Pursuant to General Instruction B.2 to Form 8-K, the Company's January 24, 2012 press release is furnished as Exhibit 99.1 and is not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: January 24, 2012	By:	\s\ J. Michael Lauer
J. Michael Lauer
Executive Vice President and Chief Financial Officer